Exhibit 99.2

WINDSORTECH, INC.

ACTION BY UNANIMOUS CONSENT OF DIRECTORS

The undersigned, being all the Directors of WindsorTech, Inc., a Delaware Corporation, having approved the below in the last meeting of the Board of Directors by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the Amended and Restated By-Laws of the Corporation, hereby consent to the resolutions set forth herein below.

WHEREAS, the Board of Directors and Corporation have determined that it is in the best interest of the shareholders and the Corporation to list the Corporation’s stock for sale and exchange on the ArcaEx Stock Exchange

NOW THEREFORE BE IT

RESOLVED that the Corporation is authorized to take all actions necessary to proceed with the listing of the Corporation’s stock on the ArcaEx Stock Exchange, and list the Company stock for sale on the ArcaEx Stock Exchange.

IN WITNESS WHEREFORE, the undersigned directors of the Corporation have executed this consent as of the 7th day of September 2005.

/S/ Marc Sherman	/S/ Edward L. Cummings
Marc Sherman	Edward L. Cummings

/S/ Seth A. Grossman	/S/ R. Keith Elliott
Seth A. Grossman	R. Keith Elliott

/S/ Robert W. VanHellemont
Robert W. VanHellemont